Exhibit 99.2


                               PARTICIPATION CARD

              RHBT FINANCIAL CORPORATION DIVIDEND REINVESTMENT PLAN
                        (See mailing instructions below)


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Name exactly as set forth on your stock certificate

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Additional space for name if necessary

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Street Address

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City                         State                  Zip Code


            -            -                                   -
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Social Security Number (To be              Employer Identification Number (To
completed if the shareholder is an         be completed if the shareholder is
individual. If shares are held jointly,    not an individual.)
the Social Security Number should
be that of the first person listed on
the stock certificate.)

__ I am a U.S. Citizen or Resident Alien

__ I am a Nonresident Alien

1. Dividend Reinvestment (Check only one option - fill in amount where appropriate)

             a.   Full Cash Dividend  Reinvestment.  I wish to reinvest under
   ---------      the Plan cash dividends on all shares registered in my name.

             b.   Partial Cash Dividend Reinvestment. I wish to have cash
   ---------      dividends reinvested on _______ shares  personally  held by me in certificate form and on all Plan shares held in my name. I wish to have the balance of my cask dividends mailed to me.


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2. Optional Cash Investments (minimum $100 and maximum $10,000 per dividend period) (Check the option and fill in the amount if you want to invest.)

  ---------   Cash Payment. Please buy shares with the enclosed check or money order for $____________ payable to First Citizens Bank and Trust
              Company, Agent.


To the extent I have so designated, I hereby elect to participate in the Plan and authorize First Citizens Bank and Trust Company, as my agent, to apply cash dividends and any optional cash investments received by it on my behalf to the purchase of shares of RHBT Financial Corporation Common Stock. I understand that all dividends received or shares credited to my Plan account will be automatically reinvested in RHBT Financial Corporation Common Stock.

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Signature

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Signature

Date
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(Please sign above exactly as name appears on reverse side. If shares are held jointly, each shareholder must sign.)

* Under penalties of perjury, I certify (1) that the number shown above on this Form is my correct Taxpayer Identification Number and (2) that I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified that I am no longer subject to backup withholding.

                         Please mail completed form to:

                   First Citizens Bank & Trust Company of S.C.
                               P.O. Box 29 (29202)
                                1230 Main Street
                               Columbia, SC 29201